UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2020

AGROFRESH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
001-36316	46-4007249
(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA	19106
(Address of principal executive offices)	(Zip Code)

(267) 317-9139
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Item 3.02 Unregistered Sales of Equity Securities.

On September 22, 2020, AgroFresh Solutions, Inc. (the “Company”) issued 150,000 shares of its newly-designated Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock”), to PSP AGFS Holdings, L.P. (the “Investor”), an affiliate of Paine Schwartz Partners, LLC (“Paine Schwartz Partners”). The shares of Series B-2 Preferred Stock were issued pursuant to the terms of the previously-announced Investment Agreement, dated as of June 13, 2020 (the “Investment Agreement”), between the Company and the Investor for no additional consideration, as a result of the recent approval of the transactions contemplated by the Investment Agreement by the Australian Foreign Investment Review Board. The Company previously filed the Investment Agreement as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on June 15, 2020.

On September 25, 2020 (the “Exchange Date”), also pursuant to the terms of the Investment Agreement, the Investor elected to exchange the shares of the Company’s Series B-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”), and Series B-2 Preferred Stock held by it for 150,000 shares of the Company’s newly-designated Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). Accordingly, effective as of the Exchange Date, the Company issued 150,000 shares of Series B Preferred Stock to the Investor and all of the shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock held by the Investor were cancelled.

The issuance of the Series B-2 Preferred Stock and the Series B Preferred Stock to the Investor was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act. The Series B-2 Preferred Stock and Series B Preferred Stock issued pursuant to the Investment Agreement, and the shares of the Company’s common stock, par value $0.0001 per share, issuable upon conversion of the Series B-2 Preferred Stock and the Series B Preferred Stock, may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2020, the Company filed the Certificate of Designation of Series B-2 Convertible Preferred Stock (the “Series B-2 Certificate of Designation”) with the Secretary of State of the State of Delaware, setting forth the terms, rights, obligations and preferences of the Series B-2 Preferred Stock. The Series B-2 Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

On the Exchange Date, the Company filed the Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware, setting forth the terms, rights, obligations and preferences of the Series B Preferred Stock. The Series B Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing. As a result of the subsequent exchange of the Series B-1 Preferred Stock and Series B-2 Preferred Stock by the Investor for shares of Series B Preferred Stock, as described in Item 3.02 above, no shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock are outstanding. A copy of the Series

B-2 Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference; however, the Company does not intend to issue any additional shares of Series B-2 Preferred Stock.

The Series B Preferred Stock ranks senior to the Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series B Preferred Stock has a liquidation preference of $1,000 per share (the “Stated Value”). Holders of the Series B Preferred Stock will be entitled to a cumulative dividend at a rate of 16% per annum, of which 50% will be payable in cash and 50% will be payable in kind until the first anniversary of the Closing Date, after which 50% will be payable in cash, 37.5% will be payable in kind, and the remaining 12.5% will be payable in cash or in kind, at the Company’s option, subject in each case to adjustment under certain circumstances. Dividends on the Series B Preferred Stock will be cumulative and payable quarterly in arrears. All accrued, accumulated and unpaid dividends on the Series B-1 Preferred Stock as of the Exchange Date are now accumulated dividends on the Series B Preferred Stock. All dividends that are paid in kind will accrete to, and increase, the Stated Value. The applicable dividend rate is subject to increase by 2% per annum during any period that the Company is in breach of certain provisions of the Certificate of Designation.

The Series B Preferred Stock is convertible into Common Stock at the election of the holder at any time at an initial conversion price of $5.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments, including for stock splits and other reorganizations affecting the Common Stock and pursuant to certain anti-dilution provisions for below market issuances.

The Company may redeem any or all of the Series B Preferred Stock for cash at any time, subject, in the case of any partial redemption, to a minimum redemption amount and a minimum amount of Series B Preferred Stock remaining outstanding. The redemption price of each share of Series B Preferred Stock (the “Redemption Price”) would be (i) prior to July 27, 2021, an amount sufficient to cause the multiple on invested capital (“MOIC”), as defined in the Certificate of Designation, of such share to be 1.5, (ii) after July 27, 2021 and on or before July 27, 2022, an amount sufficient to cause the MOIC of such share to be 1.75, and (iii) from and after July 27, 2022, an amount sufficient to cause the MOIC of such share to be 2.0. Notwithstanding the foregoing, from and after July 27, 2023, the Company would have the option to redeem the Series B Preferred Stock at a redemption price equal to 100% of the liquidation preference of the shares of such series, plus any accrued and unpaid dividends thereon (the “Alternative Redemption Price”), if the volume-weighted average price per share of the Common Stock for the 20 trading days prior to the redemption date is at least $8.00 and a specified minimum average daily trading volume condition with respect to the Common Stock is satisfied (and if such conditions are not satisfied, the Company would have the option to redeem the Series B Preferred Stock at a price per share equal to the greater of the Redemption Price and the Alternative Redemption Price).

In the event of a Change of Control (as defined in the Series B Certificate of Designation), the Company would be required to make an offer to repurchase all of the then-outstanding shares of Series B Preferred Stock for cash consideration per share equal to the greater of (i) the then-applicable Redemption Price or, in the event of a Change of Control after July 27, 2023, the Alternative Redemption Price, and (ii) the amount such holders would be entitled to receive at such time if the Series B Preferred Stock were converted into Common Stock.

The Series B Certificate of Designation provides that holders of the Series B Preferred Stock shall have the right to vote on matters submitted to a vote of the holders of Common Stock on an as-converted basis unless required by applicable law.

The foregoing description of the Series B Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Series B Certificate of Designation, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

3.1	Certificate of Designation of Series B-2 Convertible Preferred Stock.
3.2	Certificate of Designation of Series B Convertible Preferred Stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: September 28, 2020

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel